EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 5/23/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.20%	2.83%	14.70%
Class B Units	1.18%	2.77%	14.31%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED MAY 23, 2008

Grant Park posted trading profits during the past week.  A majority of the gains came from the energy, currency, and fixed income sectors while losses can be attributed to the equity indices markets.

The portfolio’s profits last week were heavily driven by its performance in the energy markets.  Grant Park’s long positions earned substantial profits as a sector-wide uptrend drove energy prices.  Crude oil, which has dominated most news cycles in the past week, again reached all-time highs as prices reached $135.09 per barrel on Thursday.  Analysts attribute the rise in crude prices to a number of fundamental factors including market response to President Bush’s recent dealings with Saudi Arabia and increased oil demand in China after a horrid earthquake rocked the nation’s hydroelectricity plants earlier this month.  Moves in the natural gas markets also produced gains for the portfolio as the June 2008 contract rose 6.41% above the previous week’s close.

After a brief rally early in the week the U.S. dollar weakened again, earning modest profits for Grant Park.  The portfolio’s short dollar positions performed well on the heels of a Fed report downgrading their outlook for the nation’s economic growth.  Long positions in the Australian and New Zealand dollar markets fared particularly well this past week.  The currencies rose against the greenback on speculation that their respective central banks would not be cutting interest rates in the near future.

Gains in the fixed income sector were driven by short positions all along the curve in the Euribor (European Inter-bank Offering Rate) markets.   Euribor prices were driven down by speculator belief that the Eurozone economy remains strong.  These beliefs were fueled by an improvement in German consumer sentiment data coupled with news of better than expected European GDP forecasts from the previous week.  Although ultimately profitable in the sector, Grant Park did experience some losses in various domestic fixed income products.  Continued uncertainty regarding the future of the U.S. economy drove prices in fixed income markets upwards against the portfolio’s short positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, Grant Park sustained minor losses after a price break in the U.S. and Asian equity indices markets moved contrary to the portfolio’s long positions.  Japan’s Nikkei 225 and Hong Kong’s Hang Seng indices fell amidst the uncertainty surrounding continuing aftershocks and the long-term economic impact of China’s recent earthquake.  Analysts also blame rising oil prices and poor sentiment regarding the U.S. economy as causes for the slide.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com